UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2024

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc. 1445, 885 West Georgia St. Vancouver, B.C. Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported by InMed Pharmaceuticals Inc. (the “Company”) on its Current Report on Form 8-K, the Company received a notification letter, dated September 19, 2023, from the Nasdaq Stock Market, LLC (“Nasdaq”), indicating that, based on the previous 30 consecutive business days, the Company’s listed shares (the “Listed Shares”) no longer met the minimum $1.00 bid price per share requirement for the continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). On March 19, 2024, the Company received written notification from the Listing Qualifications Department of Nasdaq (the “Nasdaq Staff”) that the Company had been granted an additional 180-day compliance period, or until September 16, 2024 (the “Extended Compliance Period”), to regain compliance with the Minimum Bid Price Rule.

On September 17, 2024, the Nasdaq Staff issued a determination to the Company, which was communicated through a delisting notice (the “Delisting Notice”), indicating that the Company did not satisfy the Minimum Bid Price Rule by the Extended Compliance Date. The Company subsequently timely requested a hearing (the “Hearing”) before the Nasdaq Listing Qualifications Panel (the “Panel”) to appeal (the “Appeal”) the determination by the Nasdaq Staff, and present its plan to regain and sustain compliance with the Minimum Bid Price Rule. The Nasdaq Staff notified the Company via electronic mail that the Hearing has been scheduled for October 31, 2024 (the “Panel Hearing Date”).

The Appeal has stayed any delisting or suspension action of the Listed Shares contemplated by the Delisting Notice (including the filing of a Form 25-NSE), pending the issuance of a final decision by the Panel. The Panel has broad discretionary public interest authority, which includes the discretion to grant the Company up to an additional 180 calendar days from September 16, 2024, to regain compliance. The Panel can also exercise that authority to apply additional or more stringent criteria for the continued listing of the Listed Shares, as well as suspend or delist the Listed Shares (including through the filing of a Form 25-NSE). Ultimately, there is no guarantee that the Panel will grant an extension of the compliance period or that the outcome of the Hearing or the Appeal (more generally) will be favorable to the Company.

Item 7.01. Regulation FD Disclosure.

On September 20, 2024, the Company issued a press release announcing that it (i) had received the Delisting Notice, (ii) has timely filed the Appeal and (iii) has obtained the Panel Hearing Date. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	News release, dated September 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: September 20, 2024	By:	/s/ Eric A Adams
Eric A. Adams
President & CEO

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